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                                                                   EXHIBIT 10.03

                                     FORM OF

                           TRADING ADVISORY AGREEMENT

                  This trading advisory agreement ("Agreement"), is made and entered into effective as of the __ day of _____, 200__, by and among MAN-AHL 130, LLC, a Delaware limited liability company (the "Fund"), MAN INVESTMENTS
(USA) CORP., a Delaware (USA) corporation (the "Managing Member") and MAN-AHL
(USA) LIMITED, a United Kingdom corporation (the "Trading Advisor"). Capitalized and other defined terms used in this Agreement and not otherwise expressly defined herein shall have the same respective meanings as are set forth in the current prospectus of the Fund (the "Prospectus").

                                   WITNESSETH:

                  WHEREAS, the Fund seeks high medium term capital growth, independent of the movement of the stock and bond markets, through the speculative trading, directly and indirectly, in commodities, futures contracts, forward contracts, swap transactions, options on the foregoing, other derivative instruments and hybrid instruments, and other instruments and investments, in each case of every kind and character, traded on United States and non-United States exchanges and markets (including the interbank and over-the-counter markets) (sometimes collectively referred to as "futures"), and

                  WHEREAS, the Managing Member desires to appoint the Trading Advisor as the trading advisor of the Fund, and the Trading Advisor desires to accept such appointment as the trading advisor of the Fund; and

                  WHEREAS, the Fund, the Managing Member and the Trading Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Trading Advisor will implement its trading strategies on behalf of the Fund.

                  NOW, THEREFORE, in consideration of the premises and mutual promises and agreements set forth herein, the parties hereto do hereby agree as follows:

                  1.       APPOINTMENT; DUTIES OF THE TRADING ADVISOR

                  (a) The Managing Member hereby appoints the Trading Advisor as the trading advisor of the Fund, and the Trading Advisor accepts such appointment, as the trading advisor of the Fund.

                  (b) For the period and on the terms and conditions set forth in this Agreement, the Trading Advisor shall have sole authority and responsibility for investing and reinvesting the Fund's assets allocated to the Trading Advisor using the Trading Advisor's proprietary trading strategies as described in the Prospectus. In addition, for the period and on the terms and conditions set forth in this Agreement, the Managing Member hereby constitutes, appoints and


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authorizes the Trading Advisor as the Fund's true and lawful agent and attorney-in-fact, in the Fund's name, place and stead to trade, buy, sell, spread, swap, exchange or otherwise trade (including short sales), deal in, acquire, hold or dispose of "futures" on U.S. and non-U.S. exchanges and markets (including the interbank and over-the-counter markets) for the account and risk of the Fund.

                  (c) The Trading Advisor agrees to make all material disclosures to the Fund and the Managing Member regarding itself and its members, managers, partners, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing ("Principals and Affiliates"), their investment performance and general investment methods, the investment performance of their customer accounts (but not the identities of customers) and otherwise as are required in the reasonable judgment of the Fund or the Managing Member to be made in any filings required by any governmental body or by any applicable law, regulation, rule or order or as are deemed necessary by the Fund or the Managing Member to enable it to monitor the performance of the Trading Advisor. Each party to this Agreement agrees to maintain in strict confidence the terms of this Agreement and any and all information, materials or other documents regarding the other parties which it obtains pursuant to or in connection with this Agreement, and agrees that it shall not disclose any such documents, material or other information to any person other than each party's attorneys and accountants unless required to do so by law, regulation, the request of any regulatory or self-regulatory authority or valid legal process. The Fund and the Managing Member acknowledge that the trading advice provided by the Trading Advisor constitutes proprietary information of the Trading Advisor, and the Fund and the Managing Member shall not make use of such advice in any manner or disclose such advice to any person or entity unless required to do so by law, regulation, the request of any regulatory or self-regulatory authority or valid legal process. Nothing contained in this Agreement shall be construed or deemed to require the Trading Advisor to disclose the confidential or proprietary details of its trading strategies.

                  (e) The Trading Advisor may refuse any additional allocation of assets from the Managing Member for any reason. However, the Trading Advisor understands and agrees that the Managing Member may at any time remove all of the assets of the Fund from the management of the Trading Advisor and may require the Trading Advisor, to the extent possible, to liquidate existing positions in an orderly manner as soon as practicable.

                  2.       COMPENSATION

                  (a) Upon the close of business on the last business day of every calendar month, the Trading Advisor shall be paid a monthly management fee, payable in arrears, in an amount equal to 1/6th of 1.0% of the Net Asset Value of the Fund whether or not the Fund is profitable (approximately 2.0% annually). For purposes of calculating the management fee, Net Asset Value of the Fund is determined before reduction for the Trading Advisor's management and incentive fees and fees paid by the Fund to the Managing Member and before giving effect to any subscriptions, distributions or redemptions accrued or paid as of such calendar month-end. In the event that a Member redeems some or all of its Units or the Fund is dissolved or terminated as of any date other than the last business day of a calendar month, the management


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fee shall be pro-rated based on the ratio that the number of days in the calendar month through the date of such event bears to the total number of days in the calendar month.

                  (b) Upon the close of business on the last business day of every calendar month, the Fund shall pay the Trading Advisor an incentive fee equal to 20.0% of the Net New Appreciation (as defined below), if any, achieved by the Fund as of the end of such calendar month. The Trading Advisor shall be entitled to retain all incentive fees previously paid to it even if subsequent losses are incurred. However, no subsequent incentive fees shall be paid to the Trading Advisor until the Trading Advisor has again achieved Net New Appreciation for the Fund.

                  (c) Net New Appreciation achieved during a calendar month shall mean the excess, if any, of (A) the Net Asset Value of the Fund as of the end of the calendar month (without reduction for any incentive fees accrued or paid to the Trading Advisor for the calendar month or for any redemptions or distributions effected during or as of the end of such calendar month and without increase for any additional capital contributions effected during or as of the end of such calendar month) over (B) the Net Asset Value of the Fund as of the end of the most recent prior calendar month for which an incentive fee was accrued or paid with clause (B) reduced by the amount of the incentive fees accrued or paid for such prior calendar month and also reduced by any redemptions or distributions, and increased by any contributions, effected as of or subsequent to the end of such prior calendar month through the first day of the calendar month referred to in clause (A), above. For purposes of calculating the first incentive fee payable to the Trading Advisor, clause (B) means the initial Net Asset Value of the Fund on the day the Fund commences trading activities. For purposes of calculating Net New Appreciation, taxes and extraordinary expenses shall be excluded.


                  3.       TERM AND TERMINATION

                  (a) Term. The term of this Agreement shall commence upon the execution of this Agreement and shall terminate as hereinafter provided.

                  (b)      Termination.

                  (i) This Agreement shall terminate automatically with respect to the Fund in the event that the Fund is dissolved or terminated.

                  (ii) This Agreement may be terminated at any time in its entirety upon the consent of all the parties hereto.

                  (iii) This Agreement may be terminated by the Fund or the Trading Advisor upon 90 days' prior notice to the Fund and the Managing Member or the Trading Advisor, as the case may be.


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                  (c)      The rights of the Trading Advisor to receive fees
earned through the date of termination of this Agreement shall survive any such termination of this Agreement until satisfied.



                  4.       STANDARD OF LIABILITY AND INDEMNITY

                  (a) Standard of Liability. The Trading Advisor shall not be liable to the Fund, the Managing Member or their respective Principals and Affiliates or their successors or assigns for any act or failure to act taken or omitted by the Trading Advisor in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Fund if such act or failure to act did not constitute negligence, willful misconduct or a breach of this Agreement.

                  (b) Indemnity. (i) The Fund shall indemnify and hold harmless the Trading Advisor and its Principals and Affiliates from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement (collectively, "Losses"), to which an indemnified person may become subject arising out of this Agreement, the transactions contemplated hereby or the fact that the Trading Advisor is or was a trading advisor to the Fund, unless any such Losses are the direct result of the Trading Advisor's failure to meet the standard of liability applicable to it under SECTION 4(a).

                  (ii) The Trading Advisor shall indemnify and hold harmless the Fund and the Managing Member from and against any and all Losses to which they may become subject, if any such Losses are the direct result of the Trading Advisor's failure to meet the standard of liability applicable to it under
SECTION 4(a).

                  (c) Promptly after receipt by any of the indemnified parties under this Agreement of notice of any action, arbitration, claim, demand, dispute, lawsuit or other proceeding (each a "Proceeding"), the party seeking indemnification (the "Indemnitee") shall notify the party from which indemnification is sought (the "Indemnitor") in writing of the commencement thereof if a claim with respect thereof is to be made under this Agreement. To the extent that the Indemnitor has actual knowledge of the commencement of such Proceeding, the failure to notify the Indemnitor shall not relieve such Indemnitor from any indemnification liability which it may have to such Indemnitee pursuant to this SECTION 4, and the omission to notify the Indemnitor shall not relieve the Indemnitor from any obligation or liability which it may have to any such Indemnitee otherwise than under this SECTION 4. The Indemnitor shall be entitled to participate in the defense of any such Proceeding and to assume the defense thereof with the assistance of counsel reasonably satisfactory to the Indemnitee. In any such Proceeding, the Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the Indemnitee's own expense unless (i) otherwise agreed by the Indemnitor and Indemnitee or (ii) the named parties to any such Proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them


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or the existence of different or additional defenses (it being understood, however, that the Indemnitor shall not be liable for legal fees or other expenses of more than one separate firm of attorneys for all such Indemnitees, which firm shall be designated in writing by such Indemnitees and be reasonably acceptable to the Indemnitor). The Indemnitee will cooperate with the Indemnitor in connection with any such Proceeding and shall make all personnel, books and records relevant to the Proceeding available to the Indemnitor and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnitor as the Indemnitor may reasonably consider desirable in connection with the defense of any such Proceeding.

                  (d) An Indemnitor shall not be liable under this SECTION 4 for any settlement of any Proceeding effected without its consent with respect to which indemnity may be sought hereunder.

                  (e) Any dispute as to whether a person or entity is entitled to indemnification under SECTION 4 of this Agreement shall be determined by binding arbitration in accordance with SECTION 17 of this Agreement.

                  (f) The provisions of this SECTION 4 shall survive the termination of this Agreement.

                  5.       REPRESENTATIONS, WARRANTIES AND COVENANTS

                  (a) The Fund and the Managing Member represent, warrant and covenant to the Trading Advisor with respect to the Fund as follows:

                  (i) it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation, with full power and authority to enter into and perform its obligations under this Agreement and to conduct its business as described in this Agreement and in the Prospectus;

                  (ii) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding agreement of it enforceable in accordance with its terms;

                  (iii) the performance by it of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or in the imposition of any lien, charge or encumbrance upon any of the property or assets of it pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the property or assets of it is subject, nor will any such action or performance result in a violation of the provisions of its organizational documents or any law, statute, order, rule or regulation of any court or governmental authority or body having jurisdiction over it;

                  (iv) it will comply in all material respects with all laws, rules, regulations and orders of any governmental agency or self-regulatory organization applicable to its


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         business, this Agreement and the matters to be discharged by it with respect to the offering of the Shares; and

                  (b) The Trading Advisor represents, warrants and covenants to the Fund and the Managing Member as follows:

                  (i) it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation, with full power and authority to enter into and perform its obligations under this Agreement and to conduct its business as described in this Agreement and in the Prospectus;

                  (ii) this Agreement has been duly and validly authorized, executed and delivered by the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms;

                  (iii) the performance by the Trading Advisor of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Trading Advisor pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trading Advisor is a party or by which the Trading Advisor is bound or to which any of the property or assets of the Trading Advisor is subject, nor will any such action or performance result in a violation of the provisions of its organizational documents or any law, statute, order, rule or regulation of any court or governmental authority or body having jurisdiction over the Trading Advisor; and

                  (iv) it will comply in all material respects with all laws, rules, regulations and orders of any governmental agency or self-regulatory organization applicable to its business and this Agreement.


                  (c) The Managing Member represents, warrants and covenants to the Trading Advisor as follows:

                  (i) it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation, with full power and authority to enter into and perform its obligations under this Agreement and to conduct its business as described in this Agreement and in the Prospectus;

                  (ii) this Agreement has been duly and validly authorized, executed and delivered by the Managing Member and is a valid and binding agreement of the Managing Member enforceable in accordance with its terms;

                  (iii) the performance by the Managing Member of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Managing Member pursuant to the terms of, any indenture, mortgage, deed


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         of trust, loan agreement or other agreement or instrument to which the
         Managing Member is a party or by which the Managing Member is bound or to which any of the property or assets of the Managing Member is subject, nor will any such action or performance result in a violation of the provisions of its organizational documents or any law, statute, order, rule or regulation of any court or governmental authority or body having jurisdiction over the Managing Member; and

                  (iv) it will comply in all material respects with all laws, rules, regulations and orders of any governmental agency or self-regulatory organization applicable to its business and this Agreement.

                  (d) Each party hereto will promptly notify the other parties of the commencement of any Proceeding involving it or its Principals and Affiliates, whether or not any such Proceeding also involves any other party hereto.

                  (e) All representations, warranties and covenants contained in this Agreement shall be continuing during the term of this Agreement and shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect. Each party hereby agrees that as of the date of this Agreement it is, and during its term shall be, in compliance with its representations, warranties and covenants herein contained. In addition, if at any time any event occurs which would make, or tend to make, any of such representations, warranties or covenants not true the affected party will use its best efforts to promptly notify the other parties of such facts in the manner provided below. All representations, warranties and covenants herein contained shall inure to the benefit of the parties to whom it is addressed and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

                  6.       COMPLETE AGREEMENT

                  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and no other agreement, verbal or otherwise, shall be binding on the parties hereto.

                  7.       ASSIGNMENT

                  This Agreement may not be assigned by a party without the express written consent of the other parties and any assignment without the consent of all the parties hereto shall be null and void.


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                  8.       AMENDMENT

                  This Agreement may not be amended or modified except by the written consent of all of the parties hereto.

                  9.       SUCCESSORS

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and except as otherwise provided in SECTION 4 and SECTION 5, above, no other person shall have any right or obligation under this Agreement.

                  10.      NOTICES

                  Except as otherwise provided herein, all notices, demands or requests required to be made or delivered under this Agreement shall be effective only if in writing and delivered personally, by facsimile or by mail, postage prepaid (airmail if the addressee is in another country), to the respective addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given:

                  If to the Fund, to it at:

                  c/o Man Investments (USA) Corp.
                  123 North Wacker Drive
                  Suite 2800
                  Chicago, Illinois 60606 USA
                  Attn:  Legal and Compliance
                  Fax No.:  1-312-881-6678

                  If to the Managing Member, to it at:

                  123 North Wacker Drive
                  Suite 2800
                  Chicago, Illinois  60606 USA
                  Attn: Legal and Compliance
                  Fax. No.:  1-312-881-6678

                  If to the Trading Advisor, to it at:

                  Sugar Quay
                  Lower Thames Street
                  London EC3R 6DU
                  England
                  Attn: Managing Director
                  Fax No.:  011-44-207-144-2001


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                  11.      PARTIES INDEPENDENT; OTHER ACCOUNTS AND ACTIVITIES

                  (a) Each of the parties hereto shall for all purposes herein be deemed to be an independent contractor and, except as otherwise expressly provided herein, shall have no authority to act for or represent any other party in any way or otherwise to be deemed an agent, joint venturer, partner or sponsor of any other party.

                  (b) The Trading Advisor's present business includes managing and advising its assets, the assets of its Principals and Affiliates and discretionary client accounts in the purchase and sale of futures and securities and it will be managing and advising such accounts and assets for other clients during the same period that it is managing and advising the Fund's account. The services to be provided by the Trading Advisor hereunder are not to be deemed exclusive. Subject to the terms of this Agreement, the Trading Advisor and its Principals and Affiliates shall be free to trade for their own accounts and to advise other persons and manage futures and securities trading accounts for other persons during the term of this Agreement and to use the same or different information and investment methodologies which it obtains, produces or utilizes in the performance of services for the Fund. The parties hereto acknowledge that performance results obtained for the Fund's account may differ from performance results obtained for other accounts under the Trading Advisor's management and that the Trading Advisor may have an incentive to favor certain accounts over the Fund's account.

                  12.      SURVIVAL

                  The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

                  13.      HEADINGS

                  Headings to sections herein are for the convenience of the parties only and are not intended to be or to affect the meaning or interpretation of this Agreement.

                  14.      COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile transmission; provided, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

                  15.      WAIVER OF BREACH; CURE OF BREACH

                  The waiver by a party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party. The failure of a party to insist upon a strict adherence to any provision of this Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon a strict adherence. In the event that a


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party becomes aware that it is in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, the affected party will use its best efforts to promptly take such actions as it deems necessary, in its sole discretion, to cure such breach.

                  16.      GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of England without giving effect to the principles of conflicts of laws.

                  17.      ARBITRATION

                  The parties agree that all controversies which may arise in connection with any transaction contemplated by this Agreement or the construction, performance or breach of this Agreement shall be determined by arbitration, to be held in the City of Chicago, State of Illinois, USA, unless otherwise agreed to by the parties hereto, and in accordance with the rules then obtaining of the National Futures Association, or if no such rule is in effect or if jurisdiction is declined, then in accordance with the rules then obtaining of the American Arbitration Association; provided, however, that the arbitrator(s) shall be knowledgeable in industry standards and practices and the matters giving rise to the dispute, that the arbitrator(s) shall not have the power and authority to award punitive damages, that the authority of the arbitrator(s) shall be limited to construing and enforcing the terms and conditions of this Agreement as expressly set forth herein and that the arbitrator(s) shall state their reasons for their award and their legal and factual conclusions underlying the award in a written opinion. The award of the arbitrator(s), or a majority of them, shall be final, and judgment upon the award may be confirmed and entered in any court, state or Federal, having jurisdiction.

                  18.      CONSENT TO JURISDICTION

                  Except as otherwise provided in SECTION 17, above, each party hereto expressly and irrevocably agrees: (a) that it waives any objection, and specifically consents, to venue in the courts located in London, England, so that any action at law or in equity may be brought and maintained in any such court; and (b) that service of process in any such action may be effected against such party in any manner permitted by applicable rules of civil procedure or rules of the courts of London, England. In addition each party hereto expressly and irrevocably waives, in respect of any action brought in any court located in London, England or any resulting judgment, any objection, and hereby specifically consents, to the personal and subject matter jurisdiction of any such court, and agrees not to seek to change the situs of such action or to assert that any other court in any other jurisdiction is a more suitable forum for the hearing and adjudication of any claim or dispute raised in such action.

                  19.      ACKNOWLEDGMENT OF TRADING ADVISOR'S DISCLOSURE
DOCUMENT

                  The Managing Member on behalf of the Fund hereby acknowledges receipt of the Trading Advisor's Disclosure Document, dated as of April 1, 2005.


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                  IN WITNESS WHEREOF, this Agreement has been executed and
delivered for and on behalf of the undersigned as of the day and year first above written.


MAN-AHL 130, LLC.

By:      Man Investments (USA) Corp.
         Its Managing Member



By:
         -----------------------------------
         Name:
         Title:



MAN INVESTMENTS (USA) CORP.



By:
         -----------------------------------
         Name:
         Title:



MAN-AHL (USA) LIMITED



By:
         -----------------------------------
         Name:
         Title:



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